UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         AUGUST 16, 2005
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                                 ISLANDS BANCORP
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             (Exact Name of Registrant as Specified in Its Charter)

                                  SOUTH CAROLINA
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                (State or Other Jurisdiction of Incorporation)

                 000-29267                            57-1082388
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          (Commission File Number)         (IRS Employer Identification No.)

      2348 BOUNDARY STREET, BEAUFORT, SOUTH CAROLINA              29902
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       (Address of Principal Executive Offices)                (Zip Code)

                                   (843) 521-1968
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                 (Registrant's Telephone Number, Including Area Code)

                                   NOT APPLICABLE
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           (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act ---- (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 ---- CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the ---- Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the ---- Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On August 16, 2005, the Board of Directors of Islands Bancorp (the "Company") provided timely notification to William B. Gossett (the "Executive") of the Company's intent not to renew the employment agreement dated as of July 27, 1999 between the Executive and the Company for an additional term, so that the agreement will terminate on July 27, 2006.

     Under the terms of the agreement, the Executive serves as President and Chief Executive Officer of the Company and Islands Community Bank (the "Bank") and currently receives a base salary of approximately $160,000 per year. The Executive is entitled to receive a cash bonus of 5% of the Bank's net income, if the Board of Directors determines the bonus is appropriate in light of its analysis of various performance criteria, subject to a 50% of base salary cap. The Executive is provided with an automobile, life insurance and club dues, his business expenses are reimbursed, he participates in the Company's long-term equity incentive program, and he participates in the Bank's retirement, medical and other benefit programs.

     The agreement provides that during the term of the Executive's employment and for a period expiring on the earlier to occur of (a) one year after termination of his employment for any reason other than without cause, (b) six months after expiration of the employment agreement where expiration results from the Executive's timely notification of his intent not to renew the agreement, and (c) the expiration of the employment agreement where expiration results from the Company's timely notification to the Executive of its intent not to renew the agreement, the Executive will not compete, directly or indirectly, with the Company or the Bank or have more than a 2% passive investment in any financial institution that maintains an office or branch within 25 miles of each location where the Company or the Bank maintains an office or branch at any time during the Executive's employment under the agreement. Absent another triggering event, the foregoing covenant will terminate on July 27, 2006.

     The agreement provides that during the term of his employment and for a period expiring on the earlier to occur of one year after termination of his employment for any reason and one year following the expiration of the employment agreement, the Executive will not solicit employees of the Company or the Bank for employment and will not solicit customers of the Bank to any other financial institution.

     Upon termination of the Executive's employment by the Company or the Bank without cause or for any reason following a change in control of the Company, the Executive will be entitled to a lump sum severance payment equal to two times his base salary in effect at the time, plus any accrued bonus, and all of his outstanding options would immediately vest (collectively, the "Severance"). Absent one of such triggering events, the Severance will not be payable as a result of the Company's notice of its intent not to renew the employment agreement.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       ISLANDS BANCORP

Dated:   August 19, 2005

                                       By:      /s/ Martin Goodman
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                                       Name:    Martin Goodman
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                                       Title:   Chairman of the Board
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